EXHIBITS 8.1 AND 23.1

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August 11, 2009

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BMW FS Securities LLC

300 Chestnut Ridge Road

Woodcliff Lake, NJ 07677

Re:

BMW FS Securities LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BMW FS Securities LLC (“BMW FS”), in connection with the preparation of a registration statement on Form S-3 under CIK 0001136586 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts in one or more series (each, a “Series”) of Asset Backed Notes (the “Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a sale and servicing agreement, an indenture and an administration agreement (each, an “Agreement”) among BMW FS, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined copies of the Limited Liability Company Agreement of BMW FS, the Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of BMW FS, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of BMW FS and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, the statements set forth in the Prospectus Supplement under the heading “Material Income Tax Consequences” and in the base Prospectus under the heading “Material Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions with respect thereto, represent the opinion of Bingham McCutchen LLP, subject to the qualifications set forth in the Prospectus.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus and the Prospectus Supplement do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplement which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of BMW FS or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

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/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP

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